Exhibit 10.6

AMENDMENT NO. 2 TO
TERM LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO TERM LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of December 29, 2023, by and among PINSTRIPES, INC., a corporation organized under the laws of Delaware ("Borrower"), the financial institutions party hereto (collectively, the "Lenders" and each individually a "Lender") and GCCP II AGENT, LLC, an Illinois limited liability company (in its individual capacity, "GCCP Agent"), as agent for Lenders (GCCP Agent, in such capacity, the "Agent").

RECITALS

A.            Borrower, the Lenders party thereto and Agent are party to that certain Term Loan and Security Agreement, dated as of April 19, 2023 (as amended, restated, supplemented or otherwise modified from time to time hereafter, the "Credit Agreement").

B.             Borrower has requested that Agent and Lenders amend the Credit Agreement in certain respects, including to, among other things, provide for the issuance by Borrower of additional Indebtedness on the date hereof that is secured by a second-priority Lien on the Collateral, in each case as provided in, and subject to the terms and conditions of, this Amendment.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Defined Terms; Interpretation. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Credit Agreement. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto and thereto. The rules of construction specified in Sections 1.1, 1.3, 1.4 and 14.14 of the Credit Agreement also apply to this Amendment, mutatis mutandis.

2.             Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 below, and in reliance on the representations and warranties contained in Section 6 below, the Credit Agreement is hereby amended as follows:

(a)            Section 1.1 of the Credit Agreement is hereby amended to insert each of the following new defined terms therein in the appropriate alphabetical order:

"Business Combination" means the transactions contemplated by the Business Combination Agreement.

"Business Combination Agreement" means the Business Combination Agreement, dated as of June 22, 2023 (as amended and restated on September 26, 2023, and on November 22, 2023), by and among Holdings, Panther Merger Sub Inc., a Delaware corporation, and the Borrower.

"Holdings" means Pinstripes Holdings, Inc., a Delaware corporation.

"Public Information" has the definition provided therefor in Section 6.3 of this Agreement.

"Public Lender" has the definition provided therefor in Section 6.3 of this Agreement.

"Public Lender Notice" has the definition provided therefor in Section 6.3 of this Agreement.

"Public Information" has the definition provided therefor in Section 6.3 of this Agreement.

"Second Amendment" means that certain Amendment No. 2 to Loan and Security Agreement, dated as of the Second Amendment Effective Date.

"Second Amendment Effective Date" means December 29, 2023.

"Second Lien Agent" means Oaktree Fund Administration, LLC.

"Second Lien Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Second Amendment Effective Date, between Agent and Second Lien Agent, and acknowledged and agreed to by Borrower, as amended from time to time in accordance with the terms thereof.

"Second Lien Agreement" means that certain Loan Agreement dated as of the Second Amendment Effective Date, between Borrower, Holdings, Second Lien Agent and the Lenders (as defined therein) from time to time party thereto, as in effect on the Second Amendment Effective Date and as the same may be amended from time to time as permitted hereunder.

"Second Lien Collateral" means the "Second Priority Collateral", as such term is defined in the Second Lien Intercreditor Agreement.

"Second Lien Obligations" means Indebtedness owing under the Second Lien Agreement in an aggregate outstanding principal amount not to exceed the Second Lien Cap Amount as set forth in the Second Lien Intercreditor Agreement.

(b)            Each of the following defined terms set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety, as follows:

"Loan Documents" means the Term Notes, the SBIC Regulatory Letter, the Agreement of Cooperation, the Second Lien Intercreditor Agreement, that certain Purchase Option Agreement dated as of the Second Amendment Effective Date between Agent, Silverview Agent and Oaktree Fund Administration, LLC, and any and all other agreements, instruments and documents, including the guaranties, pledges, powers of attorney, interest or currency swap agreements or other similar agreements now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

"Material Debt" means (a) the Silverview Debt, (b) the Second Lien Obligations, and (c) all other Indebtedness (other than the Obligations) having an aggregate principal amount in excess of $500,000.

"Permitted Liens" means: (a) Liens in favor of Agent securing the Obligations; (b) Liens for taxes, assessments or other governmental charges (excluding any Lien imposed pursuant to the provisions of ERISA) that are not delinquent or which are being Properly Contested; (c) statutory Liens (other than Liens for Taxes or Liens securing bonding or other surety arrangements) arising in the Ordinary Course of Business of Borrower in favor of landlords, warehouseman or other bailees, but only if and for so long as payment in respect of such Liens is not at the time required or the Indebtedness secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the Collateral or materially impair the use thereof in the operation of the Borrower's business; (d) Liens arising from the rendition, entry or issuance against the Borrower of any judgment which does not constitute an Event of Default, (e) Liens on the Second Priority Collateral in favor of Second Lien Agent to secured the Second Priority Obligations, to the extent subject to the Second Lien Intercreditor Agreement and (f) solely with respect to the Specified Deposit Account, normal and customary rights of setoff upon deposits of cash in favor of the applicable bank or other depository institution.

(c)            Article V of the Credit Agreement is hereby amended by inserting a new Section 5.21 therein immediately following Section 5.20 thereof to read as follows:

5.21. Business Combination. The registration statement on Form S-4 filed in connection with the Business Combination does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein not misleading and the final proxy statement/prospectus filed in connection with the Business Combination does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(d)            Section 6.2 of the Credit Agreement is hereby amended by amending and restating clause (e) thereof in its entirety to read as follows:

(e)            Material Debt. Copies of (x) all amendments or other modifications to any documentation governing any Material Debt of Borrower outstanding from time to time, and (y) all material notices with respect to Material Debt (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Material Debt of Borrower outstanding from time to time, in each case promptly following receipt any in any event within three (3) Business Days of Borrower's receipt thereof;

(e)            Section 6.3 of the Credit Agreement is hereby amended by amending and restating clauses (a), (b), (c) and (d) thereof in their entirety to read as follows:

(a) Audited Financial Statements. As soon as available and in any event within ninety (90) days after the close of each Fiscal Year, audited balance sheets of Holdings and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a consolidated basis, certified without any going concern or other material qualification, by a firm of independent certified public accountants of recognized national standing selected by the Borrower but reasonably acceptable to the Agent (it being agreed that Ernst & Young shall be deemed to be acceptable to the Agent) and setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year.

(b) [Reserved].

(c) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days (or sixty (60) days in the case of the fiscal quarter ending March 31, 2023) after the close of each fiscal quarter of Holdings, unaudited balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and the related unaudited statements of income and cash flow for such fiscal quarter and for the portion of Holding's Fiscal Year then elapsed, on a consolidated basis, and setting forth in each case in comparative form the figures for the previous Fiscal Year and certified by the principal financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Holdings and its Subsidiaries for such quarter subject only to changes from year-end adjustments and except that such statements need not contain notes.

(f)            Section 6.3 of the Credit Agreement is hereby amended by inserting the following paragraphs at the end thereof, immediately following clause (f) set forth therein:

Notwithstanding any other requirement of this Agreement or any other Loan Document, upon the written request of any Lender (so long as such written request is in effect, a "Public Lender"), Holdings will not, and will cause each of its Subsidiaries and Affiliates and its and each of their respective officers, directors, employees, attorneys, representatives and agents to not, provide such Public Lender with any material nonpublic information regarding Holdings or any of its Subsidiaries or Affiliates without the express prior written consent of such Public Lender. Notwithstanding anything to the contrary herein or any other Loan Document, any information provided to any Public Lender or the Agent by Holdings, its Subsidiaries, Affiliates, and its and each of their respective officers, directors, employees, attorneys, representatives and agents, to the extent Holdings is a public company, (x) to the extent such information is filed with any securities regulator or stock exchange to the authority of which Holdings may become subject from time to time, shall be deemed to be public information ("Public Information") and (y) any other information shall be deemed material nonpublic information ("Private Information"). For the avoidance of doubt, the failure of any of the Borrower to provide any notice or communication otherwise required hereunder or under any other Loan Document to any Public Lender solely as a result of the Borrower’s compliance with this paragraph and because such notice or communication would contain or constitute Private Information shall not constitute or be considered a breach or violation of, or a Default or Event of Default under, this Agreement or any other Loan Document. At any time any Public Lender may deliver written notice to Holdings notifying Holdings that it no longer wishes to be a Public Lender (a "Public Lender Notice"), at which time it will cease to be a Public Lender until such time as it delivers another written request to become a Public Lender. The Public Lender Notice shall not apply retroactively, and the Agent shall have no liability with respect to any material nonpublic information regarding Holdings or any of its Subsidiaries or Affiliates shared by the Agent with any Lender prior to the Agent’s receipt of such Public Lender Notice.

(g)            Section 6.10 of the Credit Agreement is hereby amended by (i) deleting the first reference to "the Borrower" in each of clauses (a) and (b) thereof and inserting a reference to "Holdings" in lieu thereof, and (ii) inserting a new clause (d) therein, immediately following clause (c), to read as follows:

(d) Notwithstanding anything to the contrary in this Section 6.10, Granite Creek acknowledges and agree that the Observer will receive Private Information; provided, however, that, except with the Agent’s express prior written consent, Holdings will not, and will cause each of its Subsidiaries and Affiliates and its and each of their respective officers, directors, employees, attorneys, representatives and agents to not, provide to the Observer any Private Information that would cause the Observer and/or the Agent or the Agent’s Affiliates to become subject to any special or other blackout periods or other trading restrictions imposed by Holdings or its Subsidiaries except for the customary quarterly blackout periods associated with the release of financial information that end not later than the second trading day following the date Holdings’ and its Subsidiaries’ financial results are publicly disclosed and any other blackout periods and trading restrictions applicable generally to independent members of the board of directors.

(h)            Article VI of the Credit Agreement is hereby amended to insert a new Section 6.14 therein immediately following Section 6.13 thereof to read as follows:

6.14.         Holdings Public Listing. Holdings shall maintain the public listing of its common stock on NASDAQ or NYSE.

(i)            Section 7.5 of the Credit Agreement is hereby amended by amending and restating the parenthetical at the end thereof in its entirety to read as follows:

(it being agreed that the form and substance of each of the Agreement Regarding Collateral and the Second Lien Intercreditor Agreement is acceptable to Agent).

(j)            Section 9.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

9.9 Cross Default. (a) The occurrence of (i) any "Event of Default" under Section 7.1(d) of the Silverview Loan Agreement (as in effect on the date hereof), or (ii) any "Event of Default" under the Silverview Loan Agreement (other than to the extent constituting an Event of Default under clause (a)(i) of this Section 9.9) and (x) the Silverview Debt is accelerated or otherwise becomes due prior to its stated maturity, or (y) any of the Silverview Agent or any Silverview Lender takes, or receipt by Agent of any notice from Silverview Agent under the Agreement Regarding Collateral of its intent to take, any enforcement action, as a result of such Event of Default.

(b) Holdings or any of its respective Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any Indebtedness owing with respect to the Second Lien Loan Documents, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or any other event occurs, and such event continues for more than the grace period, if any, therein specified, the effect of which is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity.

(k)            Article IX of the Credit Agreement is hereby amended to insert a new Section 9.13 therein immediately following Section 9.12 thereof to read as follows:

9.13.         Guaranty. Holdings revokes or attempts to revoke the guaranty signed by Holdings; repudiates or disputes its liability thereunder; is in default under the terms thereof; or fails to confirm in writing, promptly after receipt of the Agent’s written request therefor, its ongoing liability under the guaranty in accordance with the terms thereof.

3.            Conditions Precedent to Effectiveness. This Amendment shall not become effective until each of the following conditions precedent shall have been satisfied (each dated as of the date hereof unless otherwise noted below):

(a)            Agent shall have received from each other party hereto a duly executed counterpart of this Amendment signed on behalf of such party (which may be a facsimile or electronic transmission).

(b)            Agent shall have received payment of all costs and expenses (including reasonable fees, charges and disbursements of counsel for Agent) incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith to the extent required by Section 14.9 of the Credit Agreement.

(c)            No Default or Event of Default shall have occurred and be continuing as of the date hereof, immediately prior to and after giving effect to this Amendment and the other Second Amendment Transaction Documents.

(d)            Agent shall have received each other Loan Document, certificate, schedule, document, consent, or other agreement referenced on the Closing Agenda attached hereto as Exhibit A (collectively, the "Second Amendment Transaction Documents", other than those indicated thereon in parenthesis as "post-closing" (or words of similar effect).

4.            [Reserved].

5.            Reaffirmation. Without limiting its obligations under or the provisions of the Credit Agreement and the other Loan Documents, Borrower hereby (a) affirms and confirms its pledges, grants, indemnification obligations and other commitments and obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this Amendment and the other Second Amendment Transaction Documents, (b) agrees that each Loan Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations thereunder and under the Credit Agreement shall continue to be in full force and effect following the effectiveness of this Amendment and (c) confirms that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect, and are not released or reduced, as collateral security for the Obligations.

6.            Representations and Warranties of Borrower. Borrower hereby represents and warrants to Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, that on and as of the date hereof and after giving effect to this Amendment:

(a)            Borrower has full power, authority and legal right to enter into this Amendment and the other Second Amendment Transaction Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Amendment and the other Second Amendment Transaction Documents have been duly executed and delivered by Borrower, and this Agreement and such other Second Amendment Transaction Documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Amendment and the other Second Amendment Transaction Documents (i) are within Borrower's corporate power, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of Borrower's Organizational Documents or to the conduct of Borrower's business or of any Material Agreement or undertaking to which Borrower is a party or by which Borrower is bound, (ii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (iii) will not require the Consent of any Governmental Body, any party to a Material Agreement or any other Person, except those Consents which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (iv) will not conflict with, result in any breach in any of the provisions of, or constitute a default under, the provisions of any Material Agreement nor result in the creation of any Lien upon any Collateral;

(b)            Borrower has furnished Agent, on or prior to the Second Amendment Effective Date, a true, correct and complete copy of each material Second Lien Loan Document entered into delivered (or to be entered into or delivered) on the Second Amendment Effective Date;

(c)            Each representation and warranty of Borrower set forth in the Credit Agreement and in each of the other Loan Documents to which Borrower is a party is hereby restated and affirmed as true and correct in all material respects (without duplication of any materiality qualifier) as of the date hereof as though made on and as of such date (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(d)           No Default or Event of Default shall have occurred and be continuing as of the date hereof, immediately prior to and after giving effect to this Amendment.

Borrower acknowledges that Agent and Lenders are specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Agent and Lenders in entering into this Amendment.

7.            Release. As further consideration for Agent’s and Lenders’ agreement to grant the accommodations set forth herein, Borrower hereby waives and releases and forever discharges Agent, Lenders and their officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that Borrower may have against Agent or any of the Lenders arising out of or relating to the Obligations, this Amendment or the Loan Documents, in any case for, upon, or by reason of any circumstance, action or cause which arises at any time on or prior to the date of this Amendment.

8.            Miscellaneous.

(a)            This Amendment, together with the other Second Amendment Transaction Documents constituting Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof. This Amendment is made and entered into pursuant to and in accordance with Section 14.2 of the Credit Agreement. This Amendment constitutes a Loan Document for all purposes under the Credit Agreement.

(b)            On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall include (in addition to the Credit Agreement) this Amendment. The term "Loan Documents" as defined in Section 1.1 of the Credit Agreement shall include (in addition to the Loan Documents described in the Credit Agreement) this Amendment and the other Second Amendment Transaction Documents.

(c)            This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of this executed Amendment maintained by the Lenders shall deemed to be originals.

(d)            This Amendment shall be binding upon Borrower, the Lenders, and Agent and their respective successors and permitted assigns, and shall inure to the benefit of Borrower, the Lenders, and Agent and their successors and permitted assigns.

(e)            THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(f)            The provisions of the Credit Agreement contained in Article XI are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

PINSTRIPES, INC.

By:	/s/ Dale Schwartz
Name:	Dale Schwartz
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Term Loan and Security Agreement]

ADMINISTRATIVE AGENT:

GCCP II AGENT, LLC, an Illinois limited liability company, as Administrative Agent

By:	/s/ Brian Boorstein
Name:	Brian Boorstein
Title:	Member

LENDERS:

GRANITE CREEK FLEXCAP III, L.P., a Delaware limited partnership, as a Lender

By:	GRANITE CREEK GP FLEXCAP III, L.L.C.
its General Partner

By:	/s/ Brian Boorstein
Name:	Brian Boorstein
Title:	Member

[Signature Page to Amendment No. 2 to Term Loan and Security Agreement]

Exhibit A

Closing Checklist

(See attached.)